UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2007

Z YACHTS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-127597 (Commission File Number)	20-2725030 (IRS Employer Identification No.)

638 Main St., Lake Geneva, WI		53147
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (877) 885-1650

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We filed a report of Form 8-K on September 28, 2007.  In submitting our filing, our EDGAR agent mistakenly indicated that the report concerned Item 4.01 and 9.01.  The report concerned Item 1.01, Item 2.03 and Item 9.01.  This report on Form 8-K/A, Amendment No. 1 is being filed to correct that mistake.

Item 1.01

Entry into a Material Definitive Agreement.

On July 6, 2007, Z Yachts, Inc. (the “Company”) entered into an Amendment to Amended and Restated Service Contract (the “Amendment”) with Public Company Management Corporation (“PCMC”) and its subsidiaries, GoPublicToday.com, Inc. (“GPT”) and Public Company Management Services, Inc. (“PCMS”).   On that same date, the Company obtained a line of credit of up to $42,430 from PCMC to cover $18,430 which the Company owed GPT under the Amended and Restated Service Contract (the “Contract”) and $24,000 which the Company is obligated to pay PCMS under the Amendment.

The Contract and Amendment

Under the Contract, the Company engaged GPT for $75,000 and 500,000 shares of the Company’s common stock to provide the Company with management consulting services in connection with the Company’s efforts to become a fully reporting publicly traded company.  The Contract had provided that PCMS would provide twelve months of regulatory compliance services regarding the Company’s periodic and other reports to be filed with the Securities and Exchange Commission (the “SEC”).  Under the Amendment, PCMS will provide six months of regulatory compliance services for an aggregate of $24,000 (payable in installments of $4,000 per month) and the issuance of 475,000 shares of the Company’s common stock.  The Company obtained a line of credit from PCMC to cover $18,430 still owed to GPT and $24,000 that the Company is obligated to pay to PCMS.  The Company has issued all of the shares to GPT and PCMS.

PCMC, GPT and PCMS provide educational and management consulting and regulatory compliance services to small businesses who self distribute their own securities without a broker-dealer or underwriter being involved and desire to have their securities quoted and traded on a recognized market.  In general, PCMC, GPT and PCMS provide a package of services designed to get a company trading and maintain compliance after it becomes public.  They begin by marketing a database of educational white papers to serve growth-stage small business owners and conduct open line consultations with potential clients regarding the prospects of becoming public.  After a client is signed, they spend approximately 1,400 hours per client providing a broad range of management consulting services designed to improve their corporate structure and governance, record keeping, and accounting.  These services also include assisting the clients in assembling a team of legal and accounting professionals who can guide the client through the complex process of becoming a fully reporting public company.  Once a client becomes a reporting company, PCMS provides guidance and advice on compliance with the client’s periodic and other reporting requirement under Section 13 and Section 15(d) of the Securities Exchange Act of 1934, as amended, and corporate governance and other matters under the Sarbanes-Oxley Act of 2002.

This report is the first filing that PCMS has advised the Company on under the Contract and Amendment.

The Credit Agreement

On July 6, 2007, the Company entered a Credit Agreement with PCMC to obtain a line of credit in the amount of $42,430 to cover $18,430 that the Company owed GPT and $24,000 that the Company is obligated to pay PCMS for regulatory compliance services.  The Company issued a promissory note to PCMC to obtain the line of credit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2007, the Company issued a promissory note to PCMC in the amount of $42,430 which bears interest at a rate of twelve percent (12%) per annum to cover $18,430 that the Company owed GPT and $24,000 that the Company is obligated to pay PCMS for regulatory compliance services.  The Company is obligated to pay a) five (5) monthly installments of $500.00 on the 5th day of each month beginning on August 5, 2007 and ending on December 5, 2007; and b) all outstanding principal and accrued interest when the note matures on January 6, 2008; provided, however, that at such time as the Company receives one or more debt or equity investments at any time after July 6, 2007, the Company will pay PCMC the lessor of i) all outstanding principal and accrued interest under the note at the time of any such investment; or ii) 100% of such investment(s) until the principal and interest have been paid in full.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

10.1(1)	Amended and Restated Service Contract, dated January 3, 2006
10.2*	Amendment to Amended and Restated Service Contract, dated July 6, 2007
10.3*	Credit Agreement, dated July 6, 2007
10.4*	Commercial Promissory Note, dated July 6, 2007

*Filed herein.

(1) Filed as Exhibit 10.7 to the registrant’s Form SB-2 filed with the Commission on January 19, 2006, and such Exhibit is incorporated herein by reference.

(2) Filed as Exhibit 10.2, 10.3 and 10.4 to the registrant’s Form 8-K filed with the Commission on September 28, 2007, and such Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008

Z Yachts, Inc.

/s/ James G. Weller

James G. Weller

Chief Executive Officer